[Skadden, Arps, Slate, Meagher & Flom LLP Letterhead]

333 West Wacker Drive

Chicago, Illinois 60606

September 26, 2008

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	Van Kampen Reserve Fund
Post-Effective Amendment No. 53 to the
Registration Statement on Form N-1A
Rule 485(b) Filing (File Nos. 002-50870
and 811-02482)

Ladies and Gentlemen:

Van Kampen Reserve Fund (the “Registrant”) hereby files via EDGAR one electronically signed copy of Post-Effective Amendment No. 53 to the Registration Statement on Form N-1A (the “Registration Statement”), complete with exhibits filed therewith (the “Exhibits”). The Registration Statement and certain Exhibits thereto are filed pursuant to Rule 485(b) of the general rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated under the Securities Act of 1933, as amended (the “1933 Act Rules”), and under the Investment Company Act of 1940, as amended (the “1940 Act”), and the general rules and regulations of the Commission promulgated thereunder.

Pursuant to Rule 485(b)(4), the undersigned hereby represents that this Amendment to the Registration Statement does not contain any disclosures that render it ineligible to become effective under paragraph (b) of Rule 485.

In connection with the effectiveness of the Registration Statement, the Registrant acknowledges that the disclosure included in the Registration Statement is the responsibility of the Registrant. The Registrant further acknowledges that the action of the Commission or the staff acting pursuant to delegated authority in reviewing the Registration Statement does not relieve the Registrant from its full responsibility for the adequacy and accuracy of the disclosures in the Registration Statement; and that the Registrant will not assert this action as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

Should the staff have any questions regarding the foregoing, please call the undersigned at (312) 407-0863 or Elizabeth Nelson at (630) 684-6301.

Very truly yours,

/s/ Charles B. Taylor
Charles B. Taylor